UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
CURRENT REPORT
____________________
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2005
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
382-386 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)

Introduction
Jafra Worldwide Holdings (Lux) S.àr.l. (the “Company”) is filing this Form 8-K/A to amend the Current Report on Form 8-K that was inadvertently filed by the Company on August 23, 2005. This Report further amends the Form 8-K/A filed by the Company on September 2, 2005.
Item 4.01.      Changes in Registrant’s Certifying Accountant.
     On September 21, 2005, the Company engaged PricewaterhouseCoopers LLP (“PWC”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2005.
     During the Company’s two most recent fiscal years and the subsequent interim period through September 21, 2005, the Company did not consult with PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ RONALD CLARK

Ronald Clark
Chief Executive Officer